Blazzard, Grodd & Hasenauer, P.C.
943 Post Road East
Westport, CT  06880
(203) 226-7866



CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Opinions" contained in the Registration Statement.



/s/BLAZZARD, GRODD & HASENAUER, P.C.



April 27, 2005